Exhibit 99.2

The Greenrose Holding Company Reports First Quarter 2022 Results

May 16, 2022 8:30 PM EDT

●	Focus on Optimizing Inventory in Connecticut and Production Capacity in Arizona

●	Improving Positioning for Early-Stage Recreational Market Opportunities

●	Provides Revised Guidance for the Full Year Ended December 31, 2022

AMITYVILLE, N.Y., May 16, 2022 (GLOBE NEWSWIRE) – The Greenrose Holding Company Inc. (OTC: GNRS, GNRSW) (“Greenrose” or the “Company”), a multi-state grower and producer of cannabis brands and products, is reporting financial and operating results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Summary (Non-GAAP)

	For the three months ended March 31,
	Successor	Predecessor
(in thousands)	2022	2021
Net Income (Loss)	$(14,568)	$2,792
Provision for income taxes	481	251
Interest expense, net	6,619	33
Depreciation & amortization	4,526	202
EBITDA (non-GAAP)	(2,942)	3,278
Adjusting items:
Transaction related fees(a)	588	294
Change in Fair Value of Financial Instruments(b)	(470)	-
Fair Value Step-up of Inventory(c)	2,134	-
Infrequent events(d)	811	87
Management fees(e)	-	400
Adjusted EBITDA (non-GAAP)	$121	$4,059

(a)	For the three months ended March 31, 2022, transaction fees relate to the consulting legal and accounting fees related to the acquisitions of Theraplant and True Harvest and their corresponding contractual filing requirements of an S-1 to register shares. For the three months ended March 31, 2021, transaction fees relate to consulting, legal, and accounting fees in preparation for the Theraplant Business Combination.

(b)	Change in Fair Value of Financial Instruments represent the (gain)/loss recognized on the Consolidated Statement of Operations. For the three months ended March 31, 2022, the Company recognized a gain of $470 thousand on its financial instruments which resulted from fluctuations in the Company’s stock price.

(c)	Represents the impact to the cost of goods sold due to the fair value step up of inventory from purchase accounting.

(d)	For the three months ended March 31, 2022, infrequent events relates to $811 thousand loss on note settlement. For the three months ended March 31, 2021, the $87 thousand is consisted of $28 thousand related to costs related to a fire in a grow room causing repair expenses that had not yet been recovered by insurance, as well as $58 thousand related to lobbyist fees related to Connecticut cannabis regulation proposals.

(e)	Represents management fees associated with management consulting services that were not required to be paid after the closing of the Theraplant Business Combination.

	Successor	Predecessor
(in thousands)	March 31, 2022	March 31, 2021
Revenues	$8,189	$7,150
Cost of Goods Sold*	6,353	2,698
Gross Profit*	1,836	4,452
Gross Margin*	22.4%	62.3%
Adjusted EBITDA	121	4,059
Net income	$(14,568)	$2,792
Basic Earnings per Share	(0.92)	**

*	Cost of Good Sold includes $2,134 of additional expense, due to the due to the fair value step up of inventory from purchase accounting, which negatively impacts gross profit by $2,134 and gross margin by 26%.

**	Predecessor earnings per shares attributable to Angel Founder Units, Series A units, and Series R units, were $13.50 per share, respectively; however, presentation of predecessor results not deemed comparable to results of successor given changes in capitalization and holding company results of operation.

Management Commentary

“During the first quarter, we began building the foundation of our multi-state, cultivation-focused cannabis business,” said Mickey Harley, CEO of Greenrose. “Since acquiring Connecticut-based Theraplant and Arizona-based True Harvest in the fourth quarter of 2021, we have worked closely with the management and cultivation teams at each of our operating subsidiaries to streamline operations and optimize production capacity. Over the past few months, we have worked to expand the production at each subsidiary and enhance our positioning for the early-stage recreational market opportunities in Connecticut and Arizona. While our first quarter financial performance reflects certain costs and operational interruptions associated with ramping this additional production capacity, we believe our work to strengthen our infrastructure will help position our brands as high-quality flower brands in Connecticut and Arizona’s emerging recreational markets.

“In Connecticut, we are closely monitoring the state’s regulatory approach and timeline regarding activating the recreational market, and we are taking steps that should strengthen our position for the expected commencement of recreational cannabis sales statewide during the fourth quarter of 2022. In the first quarter, we completed our expansion of our cultivation facility at Theraplant by 30,000 sq. ft., bringing our footprint up to 98,000 sq. ft. and increasing our total available canopy by over 80%. While slower patient growth and illicit in-market sales impacted our revenue, we believe Theraplant, with its strong brand and wholesale presence with all 18 of the state’s existing dispensaries, is well-positioned to benefit from the upcoming recreational market. In fact, we have already completed a population of all the rooms, and we expect our last two rooms to complete their first harvests in early June to strengthen our inventory levels. Further, we are actively pursuing opportunities for social equity partnerships in Connecticut, and if successful, Theraplant will be in a position to invest in retail licenses and dispensaries while supporting applicants from state communities disproportionately affected by the war on drugs. We will continue to explore the market for opportunities to develop a retail footprint in the state to achieve vertical integration.

“Since acquiring True Harvest at the end of 2021, we have focused on optimizing our canopy and seeking opportunities to establish a retail presence in Arizona. Within our 76,000 sq. ft. facility, we have activated two out of four planned additional grow rooms, with the third and fourth room expected to be operational in the second half of 2022. Though the grow room construction process caused some delays and interruptions in our production cycle and inventory levels, we expect operational efficiency and product levels to rebound during the second quarter as this phase of expansion is completed. From a retail perspective, we are evaluating both social equity opportunities and potential acquisitions to secure dispensary licenses. With our focus on high-quality cultivation and superior products, we are well-positioned in Arizona’s early-stage recreational market, where the supply of high-end flower products remains constrained. We believe the Shango brand secured by True Harvest under license, together with our improved cultivation processes, will help True Harvest deliver top-quality flower at every price point in this market.”

Paul “Otto” Wimer, President of Greenrose, added: “As we move further into 2022, we remain focused on growing our existing platform and seeking additional expansion opportunities. From a production standpoint, we will continue working to ramp our additional capacity at Theraplant and complete construction on the additional grow rooms and improving post-harvest processes at True Harvest. We also aim to deepen our footprint within the Connecticut and Arizona markets by working to build a retail presence, enabling us to achieve vertical integration. While early in the Company’s lifecycle, we look forward to making additional progress on our strategy and working to establish Greenrose as a vertically integrated, cultivation-led multi-state operator.”

First Quarter 2022 Financial Results

For the first quarter ended March 31, 2022, the Company’s revenue, net of discounts, increased 15% to $8.2 million compared to $7.2 million in the prior year quarter. The increase reflects incremental revenue contributions from True Harvest compared to the prior year period, which only included contributions from Theraplant. True Harvest’s first quarter revenue performance reflects the impact of construction-related production interruptions during the facility’s recent expansion, while Theraplant’s revenue decreased period over the period, reflecting demand headwinds in Connecticut’s medical market, as well as increased competition, particularly from the illicit market.

Cost of goods sold, net, for the first quarter ended March 31, 2022 was $6.4 million compared to $2.7 million in the prior year quarter. The increase primarily reflects a significant adjustment from purchase accounting considerations in the fair value step-up of inventory of $2.1 million and costs associated with ramping the Company’s recently expanded production capacity at both Theraplant and True Harvest. The Company also incurred additional start-up costs related to initial planting and production processes in Theraplant’s new production facility.

Gross profit for the first quarter ended March 31, 2022 was $1.8 million compared to $4.5 million in the prior year, reflecting a gross margin of 22.4% compared to 62.3% in the prior year quarter. The decrease primarily reflects the aforementioned purchase accounting considerations in the fair value step-up of inventory and the increased costs associated with ramping the Company’s production capacity, as well as the softer than expected revenue performance during the quarter.

General and administrative expenses the first quarter ended March 31, 2022 were $5.0 million compared to $1.4 million in the prior year quarter. This increase was primarily due to incremental cost contributions from True Harvest and additional corporate expenses of being a public operating company relative to the prior year period, which only includes expenses from Theraplant.

Net income (loss) for the first quarter ended March 31, 2022 was $(14.6) million compared to $2.8 million in the prior year. This was primarily attributable to the revenue impacts of the production interruptions at True Harvest and the aforementioned demand headwinds in the Connecticut market, as well as increased interest expense of $6.6 million, purchase accounting fair value inventory step-up of $2.1 million, and intangible amortization expense of $4.0 million.

Adjusted EBITDA for the first quarter ended March 31, 2022 was $0.1 million compared to $4.1 million in the prior year quarter. The decrease was primarily driven by the aforementioned lower level of gross profit generated during the quarter, higher corporate general and administrative expenses, as well as expenses related to ramping the Company’s expanded production capacity at Theraplant and True Harvest.

Cash and cash equivalents combined with restricted cash was $3.5 million at March 31, 2022 compared to $9.1 million at December 31, 2021. The decrease was primarily attributable to acquisition-related expenses and debt obligations.

Revised 2022 Outlook

Due to ongoing demand headwinds within Connecticut’s medical market and the impacts of construction-related production interruptions at True Harvest, Greenrose has revised its 2022 outlook, and the Company is expected to generate between $100 million and $120 million in full year 2022 revenue, 2022 net income of between approximately $(5) million and $1 million, and 2022 adjusted EBITDA between the range of $65 million and $75 million, excluding fair value adjustments to financial instruments and transaction related expenses. These projections assume an expected fourth quarter 2022 start for recreational cannabis sales in Connecticut.

Conference Call

Greenrose will conduct a conference call today at 5:30 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2022.

Greenrose management will host the conference call, followed by a question and answer session.

Conference Call Date: May 16, 2022

Time: 5:30 p.m. Eastern time

Toll-free dial-in number: 1-855-716-0858

International dial-in number: 1-516-575-8860

Conference ID: 8656495

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live here and available for replay via the webcast link on the same day through May 16, 2023.

About The Greenrose Holding Company Inc.

The Greenrose Holding Company Inc. is a multi-state cultivator and producer of cannabis brands and products. Greenrose is driven by cultivation. It is understood that being a leader in the cannabis industry starts with outstanding flower derived from sophisticated genetics and scalable grow methods. Greenrose aims to be a vertically integrated company that looks for scale and horizontal consolidation. For more information, please visit greenroseholdings.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measures that represents earnings before interest expense, income taxes, depreciations, and amortization, or EBITDA, and further adjustments to EBITDA to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations. We disclose EBITDA and Adjusted EBITDA because these non-GAAP measures are key measures used by our management to evaluate our business, measure its operating performance, and make strategic decisions. We believe EBITDA and Adjusted EBITDA may be useful for investors and others in understanding and evaluating our operations results in the same manner as its management. However, EBITDA and Adjusted EBITDA are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, income before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA and Adjusted EBITDA or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Greenrose’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

●	liquidity of Greenrose’s stock;

●	Greenrose’s ability to manage growth; Greenrose’s ability to identify and integrate other future acquisitions;

●	servicing Greernose debt will require a significant amount of cash;

●	lacking sufficient capital or the inability to raise additional capital, whether equity or debt;

●	rising costs adversely affecting Greenrose’s profitability;

●	competition in the legal cannabis industry;

●	adverse changes to the legal environment for the cannabis industry; and general economic and market conditions impacting demand for Greenrose’s products and services;

●	failure to realize the anticipated benefits of recently completed and future acquisitions, including delays in consummating any future acquisitions or difficulty in, or costs associated with, integrating the businesses of Greenrose, Theraplant and True Harvest;

●	prevailing prices for cannabis products in the markets in which Greenrose operates;

●	new regulations or pending changes (and the timing of any such changes) in the current regulations in the states of Connecticut and Arizona where the businesses of Theraplant and True Harvest operate, respectively;

●	the effects of competition on Greenrose’s business;

●	costs related to potential acquisitions; and

●	those factors discussed in Greenrose’s Form 10-K filed April 15, 2022 under the heading “Risk Factors,” and other documents of Greenrose filed, or to be filed, with the SEC.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Greenrose does not presently know or that Greenrose currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect Greenrose’s expectations, plans or forecasts of future events and views as of the date hereof.

Greenrose anticipates that subsequent events and developments will cause its assessments to change. However, while Greenrose may elect to update these forward-looking statements at some point in the future, Greenrose specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Greenrose’s assessments as of any date subsequent to the date hereof. Accordingly, readers should not unduly rely on any projections or other forward-looking statements or data contained herein.

Investor Relations Contact:
Gateway Group, Inc.

Cody Slach or Jackie Keshner

(949) 574-3860

GNRS@gatewayir.com

Greenrose Contact:

Daniel Harley

Executive Vice President, Investor Relations

(516) 307-0383

ir@greenroseholdings.com

The Greenrose Holding Company Inc.
Condensed Consolidated Balance Sheets
March 31, 2022 and December 31, 2021
(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,864	$7,240
Restricted Cash	1,678	1,817
Marketable Security	1,475	1,694
Accounts Receivable, net	1,866	1,197
Inventories	11,732	12,513
Prepaid expenses and other current assets	1,783	3,031
Total current assets	20,398	27,492
Intangible assets, net	109,734	113,684
Property and equipment, net	25,053	25,209
Goodwill	66,038	71,658
Other assets	1,201	1,050
Total assets	$222,424	$239,093
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$18,670	$18,916
Current Tax Payable	519	38
Current Portion of Note Payable	107,205	106,015
Convertible Promissory Note - Related Parties	-	2,000
Promissory Notes - Related Parties	-	641
Due to Related Parties	846	846
Due to Prior Members	1,021	1,130
Other Current Liabilities	674	1,340
Total current liabilities	128,935	130,926
Contingent Consideration	15,260	20,880
Private Warrants Liabilities	968	436
Warrant Liabilities	16,830	16,601
Derivative Liability	-	1,167
Total liabilities	161,993	170,010
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value; 150,000,000 shares authorized; 17,585,249 and 16,061,190 shares issued and outstanding at March 31, 2022 December 31, 2021, respectively.	2	2
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Additional paid-in capital	76,775	70,859
Accumulated deficit	(16,346)	(1,778)
Total Stockholders’ Equity	60,431	69,083
Total liabilities and Stockholders’ Equity	$222,424	$239,093

The Greenrose Holding Company Inc.
Condensed Consolidated Statements of Operations (Unaudited)
For the three months ended March 31, 2022 and 2021
(in thousands, except share and per share amounts)

	Successor	Predecessor
	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2022	2021
Revenue	$8,189	$7,150
Cost of Goods Sold	6,353	2,698
Gross Profit	1,836	4,452
Expenses from Operations
Selling and Marketing	26	4
General, and Administrative	4,976	1,361
Depreciation and Amortization	3,961	11
Total Expenses from Operations	8,963	1,376
Income (Loss) From Operation	(7,127)	3,076
Other income (expense):
Other income (expense), net	(811)	-
Interest Expense, net	(6,619)	(33)
Change in Fair Value in Financial Instruments	470	-
Total other income (expense), net	(6,960)	(33)

Income (Loss) Before Provision for Income Taxes	(14,087)	3,043

Provision for Income Taxes	(481)	(251)
Net Income (Loss)	$(14,568)	$2,792

Successor earnings per share
Earnings (Loss) per common share
Basic and diluted	$(0.92)

Weighted average shares outstanding
Basic and diluted	15,897,861

Predecessor earnings per share
Net Income per share – basic and diluted – attributable to:
Angel Founder Units		$13.50
Series A Units		$13.50
Series R Units		$13.50

Weighted average shares – basic and diluted – attributable to:
Angel Founder Units		110,000
Series A Units		42,761
Series R Units		54,000

The Greenrose Holding Company Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity/Members’ Equity (Unaudited)

For the three months ended March 31, 2022 and 2021

	Successor
			Additional		Total
	Common		Paid In	Accumulated	Stockholder’s
(in thousands except share and per share amount)	Stock	Amount	Capital	(Deficit)	Equity
Balance at December 31, 2021	16,061,190	$2	$70,859	$(1,778)	$69,083
Issuance of stock options	-	-	225	-	225
Settlement of Investor Shares released from lockup	-	-	1,390	-	1,390
Issuance of shares in settlement of promissory note	685,289	-	2,864	-	2,864
Issuance of shares to board members	73,700	-	387	-	387
Issuance of shares to Investor	753,165	-	1,000	-	1,000
Issuance of shares to vender	11,905	-	50	-	50
Net Loss	-	-	-	(14,568)	(14,568)
Balance at March 31, 2022	17,585,249	$2	$76,775	$(16,346)	$60,431

Predecessor
(in thousands except share and per share amount)	Total Members’ Equity
Balance, December 31, 2020	$12,245
Distributions to Members	-
Net Income	2,792
Balance, March 31, 2021	$15,037

The Greenrose Holding Company Inc.
Condensed Consolidated Statement of Cash Flows (Unaudited)
For the three months ended March 31, 2022 and 2021
(in thousands, except share and per share amounts)

	Successor	Predecessor
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net income (loss)	$(14,568)	$2,792
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,526	11
Change in Fair Value in Financial Instruments	340	-
Share Based Compensation	662	-
Amortization of debt discount & issuance fees	1,356	-
Interest Expense - PIK	2,247	-

Change in operating assets and liabilities:
Accounts receivable	(669)	22
Prepaid expenses and other assets	1,096	(173)
Inventories	782	(113)
Accounts payable and accrued liabilities	85	529
Deferred Tax Liabilities	481	1
Net Cash Provided by (Used in) Operating Activities	(3,662)	3,069

Cash flows from investing activities:
Purchases of property and equipment	(419)	(1,389)
Net cash used in investing activities	(419)	(1,389)

Cash flows from financing activities:
Proceeds from notes payable	-	408
Principal repayments of notes payable	(1,434)	(17)
Distributions to members	-	(170)
Net Cash Provided by (Used in) Financing Activities	(1,434)	221

Net increase (decrease) in cash, cash equivalents and restricted cash	(5,515)	1,901
Cash, cash equivalents and restricted cash, beginning of period	9,057	2,263
Cash, cash equivalents and restricted cash, end of period	3,542	4,164

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	1,864	4,164
Restricted cash	1,678	-
Total cash, cash equivalents and restricted cash, end of period	$3,542	$4,164

Supplemental disclosure of cash flow information
Cash paid for interest (net of interest capitalized)	$2,870

Supplemental disclosure of non-cash investing and financing activities
Investor shares released from lockup	$1,390
Investor share settled liabilities	1,000
Settlement of Sponsor Notes	2,641
Goodwill measurement period adjustment	5,620
Capital expenditures payable	253